Exhibit 10.1
SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
          SIXTH AMENDMENT, dated as of July 13, 2006 (this “Amendment”) to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower has requested that, pursuant to Section 2.26 of the Credit Agreement, the Revolving Credit Facility be increased by an amount equal to $50,000,000 to be used for general corporate purposes, including, without limitation, to finance a portion of the consideration for the FAST Acquisition or any other acquisition made by the Borrower, to repay the Fast Acquisition Note, if executed, and to pay related fees and expenses;
          WHEREAS, the Lenders have agreed to permit the amount of the Revolving Credit Facility to be increased on the terms and conditions set forth in this Amendment and the Credit Agreement;
          WHEREAS, the Borrower requested the Lenders make certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and
          WHEREAS, the Lenders have agreed to make such amendments solely upon the terms and conditions provided for in this Amendment;
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “New Lender Supplement” and “Revolving Credit Commitment” in their respective entireties and substituting in lieu thereof the following in the appropriate alphabetical order:
          “New Lender Supplement”: with respect to each bank, financial institution or other entity which shall become a Revolving Credit Lender hereunder pursuant to Section 4 of the Sixth Amendment.
          “Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit and Swing Line Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum or New Lender Supplement delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof and of the Sixth Amendment. The aggregate amount of the Total Revolving Credit Commitments as of the Sixth Amendment Effective Date is $120,000,000.
          (b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
          “Sixth Amendment”: the Sixth Amendment to this Agreement, dated as of July 13, 2006.
          “Sixth Amendment Effective Date”: the Sixth Amendment Effective Date as defined in Section 5 of the Sixth Amendment, which date is July 13, 2006.
          3. Amendment to Schedule 1.1A (Mortgaged Property) and Schedule 1.1B (Real Property) of the Credit Agreement. Schedules 1.1A and 1.1B of the Credit Agreement are hereby amended by adding the information on Annex I (the “New Mortgaged Properties”) hereto to each of such Schedules.
          4. Revolving Credit Commitment Increase. (a) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Total Revolving Credit Commitments and which elects to become a party to the Amended Credit Agreement (as defined below) and obtain a Revolving Credit Commitment in an amount so offered and accepted by it shall execute a New Lender Supplement with the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lenders, substantially in the form of Exhibit B (a “New Lender Supplement”), whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party to the Amended Credit Agreement and shall be bound by and entitled to the benefits of the Amended Credit Agreement, provided that, the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

          (b) Any Revolving Credit Lender that elects to increase its Revolving Credit Commitment shall execute a Revolving Credit Commitment Increase Supplement with the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lenders, substantially in the form of Exhibit C (a “Commitment Increase Supplement”), whereupon such Revolving Credit Lender shall be bound by and entitled to the benefits of the Amended Credit Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.
          (c) Additional Revolving Credit Loans made on or after the Sixth Amendment Effective Date shall be made pro rata based on the Revolving Credit Percentages in effect on and after the Sixth Amendment Effective Date. In the event that on the Sixth Amendment Effective Date there is an unpaid principal amount of Base Rate Loans, the Borrower shall make prepayments thereof and borrowings of Base Rate Loans so that, after giving effect thereto, the Base Rate Loans outstanding are held pro rata based on such new Revolving Credit Percentages. In the event that on the Sixth Amendment Effective Date there is an unpaid principal amount of Eurodollar Loans, the Borrower shall make prepayments thereof and borrowings of Eurodollar Loans so that, after giving effect thereto, the Eurodollar Loans outstanding are held pro rata based on such new Revolving Percentages, together with any amounts payable pursuant to Section 2.19 of the Amended Credit Agreement, if any. The Lenders (which are Revolving Lenders under the Credit Agreement (prior to giving effect to this Amendment), the “Existing Credit Agreement”) hereby waive any requirements for notice of prepayment and minimum amounts of prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such notice or minimum amounts are required under the Existing Credit Agreement.
          (d) As of the Sixth Amendment Effective Date, the Total Revolving Credit Commitments shall be increased from $70,000,000 to $120,000,000.
          5. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Sixth Amendment Effective Date”) on which the following conditions have been satisfied:
     (a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
     (b) Acknowledgment and Consent. The Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.
     (c) New Lender Supplements and Commitment Increase Supplements. The Administrative Agent shall have received (i) a New Lender Supplement, substantially in the form of Exhibit B to the Sixth Amendment, duly executed and delivered by each New Revolving Credit Lender, and (ii) a Commitment Increase Supplement, substantially in the form of Exhibit C to the Sixth Amendment duly executed and delivered by each Revolving Credit Lender increasing its Revolving Credit Commitment pursuant to Section 4(b) hereof, representing additional Revolving Credit Commitments in an aggregate amount equal to $50,000,000.

     (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
     (e) Mortgages. The Administrative Agent shall have received a Mortgage covering each of the New Mortgaged Properties.
     (f) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the New Mortgaged Properties, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be in form and substance reasonably satisfactory to the Administrative Agent and the Title Insurance Company and which shall in any event be sufficient to enable the Title Insurance Company to issue the title policies referred to below without the standard survey exception and include therein all survey dependant endorsements reasonably requested by the Administrative Agent.
     (ii) The Administrative Agent shall have received in respect of each New Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such New Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein and are determined by the Administrative Agent to be acceptable; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy — 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.
     (iii) Subject to Section 7 below, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage to the extent the applicable New Mortgaged Property is located in an area designated as a special flood zone hazard by the Secretary of Housing and Urban Development, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrowers have received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
     (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the New Mortgaged Properties.
     (g) Appraisals; Leasehold Property Requirements. The Administrative Agent shall have received a satisfactory appraisal of all fee owned and leasehold properties from a firm reasonably satisfactory to the Administrative Agent for each New Mortgaged Property on the Sixth Amendment Effective Date, provided that, with respect to such New Mortgaged Property consisting of leasehold interests, (A) the Borrower has delivered on or prior to the Sixth Amendment Effective Date a related lease in recordable form (or a memorandum thereof in recordable form) (unless under applicable law such recorded instrument is not necessary in order for the Administrative Agent to have a perfected Lien on the applicable New Mortgaged Property), (B) the applicable landlord executes and delivers an agreement substantially the form attached as Exhibit D-4 to the Credit Agreement, with such changes thereto as may be reasonably approved by the Administrative Agent, or in the form attached hereto as Exhibit E, and (C) subject to Section 7 below, a recent survey of the related leased real property conforming to Section 5(f)(i) hereof, reasonably satisfactory to the Administrative Agent (subject, in the case of surveys, to exceptions consented to by the Administrative Agent in its sole discretion).
     (h) Environmental Matters. The Lenders shall have received a satisfactory environmental review with respect to the New Mortgaged Properties.
     (i) Fees, etc. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Sixth Amendment Effective Date. All such amounts will be paid with proceeds of Revolving Credit Loans made on the Sixth Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Sixth Amendment Effective Date.
     (j) Resolutions, etc. On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     (k) Borrower Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
     (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Loan Parties, substantially in the form of Exhibit D; and
     (ii) the legal opinion of Kilpatrick Stockton LLP, Georgia.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.
     (m) Consents, Approvals, etc. All material governmental and third party approvals necessary in connection with the increase in the Revolving Credit Facility, the continuing operations of the Loan Parties and the other transactions contemplated hereby shall have been obtained and be in full force and effect.
     6. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
     (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement as amended hereby. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
     (c) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Sixth Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).
     (d) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Sixth Amendment Effective Date.
     (e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
          7. Post-Closing Covenant. On or prior to the date that is 30 days after the Sixth Amendment Effective Date, the Borrower shall provide to the Administrative Agent (i) (A) evidence reasonably satisfactory to the Administrative Agent of flood insurance covering each of the sites numbered 185, 191, 194, 205 and 219 on Annex I attached hereto or (B) evidence reasonably satisfactory to the Administrative Agent that such flood insurance is not required under applicable law and (ii) all surveys required pursuant to Section 5(f)(i) hereof and not previously delivered to the Administrative Agent on or prior to the Sixth Amendment Effective Date.
          8. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          9. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          11. Miscellaneous. (a) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
     (b) The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
[SIGNATURE PAGES FOLLOW]

ANNEX 1
TO SIXTH AMENDMENT
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MAPCO EXPRESS, INC.
By:	/s/ Tony McLarty
	Name:	Tony Mcarty
	Title:	VP Human Resources

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory